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CONFIDENTIAL

MidMarket Capital Advisors, LLC

August 14, 2006

Presentation to the Special Committee

Pegasus Communications Corporation

Fairness Opinion Report

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CONFIDENTIAL

Pegasus Communications

Contents

MidMarket Capital Advisors, LLC

2.

Overview and Conclusions

4.

6.

7.

8.

9.

10.

11.

12.

13.

14.

15.

17.

18.

Background on The Situation

Summary of Capital Structure

Common Stock-Trading Activity

Preferred Stock-Price Performance

Preferred Stock-Liquidation Preference

Common Stock-12 Month Price Performance

Common Stock-5 Year Price Performance

Summary of Financial Condition 2001-2006

Results of Continuing Operations 2003-2006

Projected Results of Operations 2006-2010

Selected Wireless Broadband Companies
(Clearwire, Unwired, Irish Broadband, NextWave, Navini)

Publicly Traded Comparable (Unwired)

Cost Savings - Deregistration

Copy of Fairness Opinion Letter

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Company management recommended that the Board consider a reverse stock split (one new share Class A for each 100 currently outstanding Class A shares; one new share Class B for each 100 currently outstanding Class B shares). The result is expected to reduce the number of shareholders to less than 300, qualifying to delist the Company and deregister its Class A common stock and suspend periodic reporting obligations with the Securities and Exchange
Commission (the “Proposed Transaction”).

The Board formed a Special Committee which then engaged MidMarket Capital Advisors to advise the Special Committee regarding the Proposed Transaction and fairness, from a financial point of view, to the current holders of Class A common stock who would hold fractional interests and therefore receive cash for the shares they currently own.

MidMarket has familiarized itself with the business and prospects of the Company, met with senior management and reviewed various information in arriving at its preliminary opinion which is based on current knowledge outlined in this document and the draft Opinion Letter.

Overview and Conclusion

CONFIDENTIAL

Pegasus Communications

MidMarket Capital Advisors, LLC

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The current price for Class A common stock as of August 11, 2006 and based on 100 shares traded on August 10, 2006 is $2.37 per share and the average price over the last 12 months has been $3.14 per share. The exchange of $3.25 per share cash in the Proposed Transaction for fractional share interests represents a premium of 37% over the current price, 1% over the 12 month average price and equals the highest price in the last six months since the Xanadoo launch in February 2006.

We have concluded that the Proposed Transaction and repurchase of currently outstanding Class
A shares which would represent fractional interests, at the price of $3.25 per current Class A share, is fair, from a financial point of view, to the holders of Class A shares who would receive cash in exchange for said shares.

Our analysis has focused on stock price and the speculative nature of an investment in the stock in view of the uncertainties affecting the Company’s assets, business and operations, and the
$257 million liquidation preference of the Series C Preferred Stock, and therefore, we did not deem a going concern analysis or a liquidation analysis to be relevant in the context of this transaction.

Overview and Conclusion

CONFIDENTIAL

Pegasus Communications

MidMarket Capital Advisors, LLC

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Background on The Situation

The Company has repositioned from its direct broadcast satellite business to the Xanadoo wireless high speed Internet service business launched in February 2006. Xanadoo faces formidable competition from larger and better capitalized companies such as Clearwire and
NextWave. Large phone and cable companies are also committing considerable resources to wireless high speed Internet services as evidenced by the article on Sprint in the August 6,
2006 issue of the Wall Street Journal.

In addition to the Xanadoo operating business, the Company’s intangible assets consisting of the 700 MHz licenses and Personalized Media licenses were recorded at June 30, 2006 at an aggregate value of $125 million net of accumulated amortization and may have significant value if the 700 MHz licenses are sold and the Company prevails in the DIRECTV patent infringement litigation. We do not consider the prospects for either of these intangible assets to have an impact on the near term price of the Class A common stock.

Since its IPO nearly 10 years ago, Pegasus Communications grew dramatically and accessed both private and public markets with multiple debt and equity issues. The scale of the Company changed dramatically as a result of the sale of its direct broadcast business and management considers the annual cost of $550,000 and other burdens of continuing as an SEC reporting company to be outweighed by any benefit of continuing as such.

CONFIDENTIAL

Pegasus Communications

MidMarket Capital Advisors, LLC

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Background on The Situation

The Company currently has one series of convertible preferred outstanding and two classes of common stock.  There has been occasional trading of the preferred stock at privately negotiated prices equating to approximately 10% of the liquidation preference accruing to the shares.  The Class A common stock trades on Archipelago and closed at $2.37 per share on
August 10, 2006.

Any estimate of the common equity value of the Company is subject to widely varying views because of the $257 million liquidation preference of the preferred stock and uncertainty associated with funding and to execution of the current business strategy.

The financial forecasts prepared by Management reflect an $18 million equity infusion at the Xanadoo subsidiary level in addition to $11 million funded by the Company as corporate parent of Xanadoo in 2006 and $22 million of senior secured debt through 2008.  The
Company has retained DH Capital, LLC, a boutique investment banking firm with relevant industry experience, to assist in raising $25 million of capital for Xanadoo Holdings, Inc.
but we cannot predict how much capital will be raised and what if any effects this would have on the Company’s stock price.  The Company is unlikely to be able to access the public capital markets to fund its needs.

CONFIDENTIAL

Pegasus Communications

MidMarket Capital Advisors, LLC

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Summary of Capital Structure

(In thousands, except per share amounts)

CONFIDENTIAL

Pegasus Communications

MidMarket Capital Advisors, LLC

Shares

Recent Transactions

Series C 6.5% convertible preferred stock

1,991

Negotiated Blocks-March 2006

     Base liquidation preference ($100 per share)

$199,115

Sovereign, Sagamore carrying

     Accrued and unpaid dividends (est. 7/31/06)

58,000

values of $4.00 per share

     Liquidation preference

$257,115

     Conversion price: $318.75 per Class A common

“Pricing Indications”

($5.00 - $6.75 per share)

Class A common stock

11,364

38.20%

90 day range

$2.25 - $3.09 per share

August 10, 2006 $2.37 per share

Negotiated Block - July 2006

$2.23 per share

Class B common stock

1,832

61.80%

None

   (10 votes per share; convertible 1:1 Class A)

100.00%

Options (at December 31, 2005)

1,033

None

   (805 Class A exercisable at $3.30 - $6.77

   with 8.7 years average life)

Warrants

400

None

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Preferred Stock - Liquidation Preference

The Company’s Series C 6.5% Convertible Preferred Stock (Series C) was originally issued in
January 2000.  Additional shares of Series C were issued a) in 2003 in exchange for shares of
Pegasus Satellite Series A mandatory redeemable preferred stock, b) in 2004 in exchange for
Series D junior convertible participating redeemable preferred stock, and c) in 2005 in satisfaction of a liability.

MidMarket estimates the Series C liquidation preference to be $257 million as of July 31,
2006 or $129.13 per Series C share.  MidMarket estimated the Company’s total stockholders equity or book value to be approximately $157 million as of July 31, 2006.

The Series C liquidation preference exceeds the Company’s book value by approximately
$100 million as of July 31, 2006.

There is very little trading in the Series C.  MidMarket’s search indicated two filings
(Sovereign Asset Management and Sagamore Hill Capital) as of March 31, 2006 regarding purchases included values of $4.00 per Series C share.

CONFIDENTIAL

Pegasus Communications

MidMarket Capital Advisors, LLC

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Preferred Stock - Price Performance

(Conversion price: $318.75 per Class A common share)

$125.00

$75.00

$50.00

$25.00

$100.00

2000

2005

2001

2002

2003

2004

2006

Estimated aggregate value of approximately $10 million - $20 million, or $5.00 - $10.00 per share.

Liquidation preference per share

Accrued and unpaid dividends

$129.13

$80.00 Indicative

$26.74 Blackstone payment

$20.50 Indicative

$10.00 Indicative

$4.00 SAMCO/Sagamore

$64.80 Exchange: Series D for C

$42.00 Indicative

“Indicative” defined as prices per Deutsche Bank
Securities and Southern Trading as pricing
providers per Bloomberg

1/00

9/02

1/04

3/04

2/05

8/05

11/05

3/06

6/06

CONFIDENTIAL

Pegasus Communications

MidMarket Capital Advisors, LLC

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Common Stock - Trading Activity

Trading

Days

Traded

Days

Low

High

Average

Low

High

August 2006

4

400

2,500

$2.26

$2.79

July

20

8

100

2,200

1,140

2.26

2.86

June

22

8

100

4,000

1,275

2.25

3.09

May

23

17

100

14,000

2,706

2.25

2.94

April

20

13

200

3,500

1,454

2.27

2.99

March

23

17

100

11,500

2,276

2.15

3.00

February

19

16

200

104,600

9,569

2.02

3.90

January

22

13

200

70,700

21,985

3.25

3.60

December 2005

22

16

362

134,800

13,853

2.60

3.95

November

21

17

125

36,445

5,510

3.40

5.30

October

21

18

500

24,369

8,993

3.30

5.58

September

21

18

100

49,850

8,588

3.25

3.40

August

23

18

340

35,000

8,518

3.25

3.50

Daily Volume

Price

MidMarket Capital Advisors, LLC

Pegasus Communications

CONFIDENTIAL

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2005 Sep
2005 Oct
2005 Nov
2005 Dec
2006 Jan
2006 Feb
2006 Mar
2006 Apr
2006 May
Australia 61 2 9777 8600 Brazil 5511 3048 4500 Europe 44 20 7330 7500 Germany 49 69 920410
Hong Kong 852 2977 6000 Japan 81 3 3201 8900 Singapore 65 6212 1000 U.S. 1 212 318 2000 Copyright 2006 Bloomberg L.P.
G819-308-1 17-Aug-06 15:42:10

Common Stock - 12 Month Price Performance

10/31/05 $5.58 12-month high

11/8/05 Class Action suit filed

Comp/Close/Trade/USD

Last                        2.37

High    10/31/05     5.58

Average                 3.1426

Low    02/13/06      2.02

Volume 100

5.50

5.00

4.50

4.00

3.50

3.00

2.50

2.00

0.150m

100000

50000

2/3/06 Xanadoo service launched

$3.25

CONFIDENTIAL

Pegasus Communications

MidMarket Capital Advisors, LLC

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Volume 100
2001
2002
2003
2004
2005
2006
Australia 61 2 9777 8600 Brazil 5511 3048 4500 Europe 44 20 7330 7500 Germany 49 69 920410
Hong Kong 852 2977 6000 Japan 81 3 3201 8900 Singapore 65 6212 1000 U.S. 1 212 318 2000 Copyright 2006 Bloomberg L.P.
G819-308-1 17-Aug-06 15:44:54

Common Stock - 5 Year Price Performance

Comp/Close/Trade/USD

9/11 Terrorist Attack

Litigation active

8/03 NRTC settlement with DIRECTV

8/04 DIRECTV settlement

5/05 Pegasus Satellite Plan
of Reorganization effective

NASDAQ listing issues; Pink
Sheets through 2005 and
then Archipelago since.

Last
High 08/14/01
Average
Low 02/13/06

2.37
64.20
12.7577
2.02

60

60

50

40

30

20

10

5.000m

CONFIDENTIAL

Pegasus Communications

MidMarket Capital Advisors, LLC

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Summary of Financial Condition

($ in thousands)

Current assets:

Cash and cash

equivalents

$

144,673

$

59,814

$

32,826

$

29,196

$

29,542

$

44,143

$

12,831

Short-term investments

—

—

47,095

23,486

5,267

—

9,715

Other current assets

104,970

68,399

118,416

3,636

1,667

1,600

1,465

Total current assets

249,643

128,213

201,337

56,318

36,476

45,743

24,011

Other assets

208,139

220,921

1,647,178

20,292

21,720

21,070

22,068

Intangible assets

1,918,049

1,753,384

186,231

142,791

129,976

135,756

124,998

Total Assets

$

2,375,831

$

2,102,518

$

2,034,746

$

219,401

$

188,172

$

202,569

$

171,077

Total current liabilities

$

198,168

$

195,331

$

172,373

$

9,007

$

4,127

$

3,855

$

4,853

Long term debt

1,329,923

1,283,330

1,385,071

8,131

7,901

8,028

7,790

Other noncurrent liabilities

263,193

144,852

156,471

417,462

2,989

2,974

3,182

Total Liabilities

1,791,284

1,623,513

1,713,915

434,600

15,017

14,857

15,825

Total Stockholders’ Equity

584,547

479,005

320,831

(215,199)

173,155

187,712

155,252

Total Liabilities and

Stockholders’ Equity

$

2,375,831

$

2,102,518

$

2,034,746

$

219,401

$

188,172

$

202,569

$

171,077

June 30,

June 30,

2001(R)

2002(R)

2003(R)

2004

2005

2005

2006

CONFIDENTIAL

Pegasus Communications

MidMarket Capital Advisors, LLC

(R) : Restated

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Results of Continuing Operations

Wireless High Speed Internet Services

Revenues

—

$

235

$

859

$

395

$

702

Operating expenses

—

3,482

6,794

3,243

5,453

EBITDA

—

(3,247)

(5,935)

(2,848)

(4,751)

Depreciation and amortization

—

330

881

349

758

Operating income (loss)

—

(3,577)

(6,816)

(3,197)

(5,509)

Wireless EBITDA

—

(3,247)

(5,935)

(2,848)

(4,751)

Corporate EBITDA

(28,709)

(33,859)

(7,746)

(2,504)

(5,955)

Subtotal

(28,709)

(37,106)

(13,681)

(5,352)

(10,706)

Total Depreciation and Amortization

15,733

15,679

15,574

7,608

8,281

Loss from Operations

(44,442)

(52,785)

(29,255)

(12,960)

(18,987)

Other income, net

640

156

1,536

746

609

Loss from Continuing Operations

($43,802)

($52,629)

($27,719)

($12,214)

($18,378)

6 Months

6 Months

Ended

6/30/06

($ in thousands)

2003

2004

2005

Ended

6/30/05 (R)

MidMarket Capital Advisors, LLC

Pegasus Communications

CONFIDENTIAL

(R) - Reclassified

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Projected Results of Operations

(1) Prepared by the Company in December 2005.

(2) Consolidated Operating Summary 10-year projection model provided by the Company.

($ in thousands)

Revenue

$2,746

$1,821

$4,975

$13,093

$22,778

$30,040

$42,490

Cost of Service

2,550

544

1,472

2,719

4,096

5,253

7,891

Gross Margin

196

1,278

3,503

10,374

18,681

24,787

34,599

Variable, Administrative and

Incentive Comp

6,092

6,302

8,040

9,199

10,261

11,186

13,795

Subscriber Acquisition

3,669

2,914

6,649

6,430

4,898

3,856

3,383

EBITDA

(9,564)

(7,938)

(11,186)

(5,255)

3,523

9,745

17,422

CAPEX

3,182

11,567

4,050

558

393

1,276

981

2008

2009

2010

2015

2006

2007

Budget (1)

Forecast (2)

MidMarket Capital Advisors, LLC

Pegasus Communications

CONFIDENTIAL

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Clearwire Corporation

Private

July 2006 - Announced $900 million investment by Intel Capital and Motorola; sale of NextNet Wireless, Inc. to Motorola; withdrawal of IPO filing.

May 2006 - Filed for IPO estimated $400 million.

March 2005 - Bell Canada invested $100 million at indicative value of $900 million.

October 2004 - Intel Capital invested $20 million at indicative value of  $370 million.

Unwired Group Ltd.

Public

August 4, 2006 – Market capitalization $58.4 million.

(Australia)

August 2005 - Intel Capital invested $27.9 million in secured convertible notes.

Irish Broadband

Subsidiary

January 2006 - second round $30.1 million financing from NTR (parent) and Kilsaran concrete.

(NTR, plc)

NextWave Wireless, LLC

Private

July 2005 - Emerged from Chapter 11 bankruptcy (formerly NextWave Telecom) and acquired PacketVideo Corporation and CYGNUS Communications in February 2006.

Significant funding to date.

Navini Networks, Inc.

Private

June 2006 - Valuation undisclosed; aggregate $152.4 million (2000-2006) invested by

Intel Capital, Motorola and 14 other venture investors.

(“plug-n-play access  equipment”)

Selected Wireless Broadband Companies

CONFIDENTIAL

Pegasus Communications

MidMarket Capital Advisors, LLC

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Year Ending 12/31/05 and 15 months ended 3/31/06 for Irish Broadband

($ in thousands)

Revenue

$

859

$

33,454

$

14,105

$

15,580

Operating Expenses

30,114

127,843

26,961

n/a

Loss from Operations

(29,255)

(127,234)

(24,381)

(28,880)

Net loss

(27,719)

**

(139,950)

(26,603)

n/a

Basic and diluted net loss applicable per common share

(3.12)

(0.66)

(0.11)

n/a

Current assets:

Cash and cash equivalents

$

29,542

$

29,188

$

21,568

n/a

Short-term investments

5,267

96,460

—

n/a

Other current assets

1,667

77,989

4,278

n/a

Total current assets

36,476

203,637

25,846

n/a

Other assets

21,720

292,403

21,323

n/a

Intangible assets

129,976

131,878

93,924

n/a

Total Assets

$

188,172

$

627,918

$

141,093

n/a

Total current liabilities

$

4,127

$

78,868

$

4,257

n/a

Long term debt

7,901

209,961

19,217

$  22,790

Other noncurrent liabilities

77

20,397

305

n/a

Total Liabilities

12,105

309,226

23,779

n/a

Total Stockholders’ Equity

173,155

318,692

117,313

14,137

Total Liabilities and Stockholders’ Equity

$

188,172

$

627,918

$

141,093

n/a

Pegasus

Clearwire*

Unwired***

Irish Broadband

Selected Wireless Broadband Companies

*   Publicly  traded  debt

** Continuing Operations

***Publicly traded in Australia

CONFIDENTIAL

Pegasus Communications

MidMarket Capital Advisors, LLC

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Pegasus

Unwired

Stock price

Class A common stock

$

2.37

Ordinary shares

$

0.25

Market capitalization (common only)

$32 million

$60 million

Trailing 12 months

Revenue

$1.0 million

$15 million

EBITDA

($

  15.7 million)

($13.1 million)

Publicly Traded Comparable

MidMarket Capital Advisors, LLC

Pegasus Communications

CONFIDENTIAL

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Cost Savings*

MidMarket Capital Advisors, LLC

Pegasus Communications

CONFIDENTIAL

Savings

Potential

549,300

Total

4,400

Shareholder.com

12,000

Archipelago annual listing fee

100,000

Reduction in internal accounting costs

Other

—

Internal control audit fees

—

Internal staff time and expenses

On-going costs to document and test internal controls

250,000

Additional Audit Fees

—

Consultants

Estimated Incremental Section 404 Costs

30,000

SEC EDGAR printing costs

18,000

Annual Legal Fees

120,000

Quarterly 10Q reviews

14,900

$

Annual Audit Fee

Estimated Annual Reporting Company Costs

*Provided by the Company in June.